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                                                                    EXHIBIT 99.2


                                CIENA CORPORATION

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
             FOR A SPECIAL MEETING TO BE HELD ON AUGUST 21, 1998

    The undersigned stockholder(s) of CIENA Corporation, a Delaware corporation (the "Company"), hereby appoint(s) Patrick H. Nettles and G. Eric Georgatos, and each of them, as proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Special Meeting of Stockholders of the Company to be held at the Harbor Court Hotel located at 550 Light Street, Baltimore, Maryland 21202, on Friday, August
21, 1998, at 11:00 A.M., local time, and any adjournment(s) or postponement(s) thereof, and to cast on behalf of the undersigned the number of votes the undersigned would be entitled to vote if personally present as set forth herein and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying Joint Proxy Statement/Prospectus and releases any proxy heretofore given with respect to such meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AS SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE.

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                              CIENA CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /
[                                                                              ]

This proxy is revocable at any time before it is exercised and the undersigned reserve(s) the right to attend the meeting and vote in person.

      The Board of Directors recommends a vote "FOR" the listed proposal.

1.  Proposal for approval and adoption of the       FOR      AGAINST     ABSTAIN
    Agreement and Plan of Merger dated as of        / /       / /          / /
    June 2, 1998 by and among Tellabs,
    Inc., White Oak Merger Corp. and the Company.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any one or more of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof and any prior proxies are hereby revoked.

                                        Dated:                              1998
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                                        Signature


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                                        Signature

                                        Your signature should be as your name
                                        appears hereon.  When signed in a
                                        fiduciary or representative capacity,
                                        please show your full title as such.
                                        For joint accounts each joint owner
                                        should sign.  PLEASE DATE, SIGN AND
                                        RETURN IN THE ENCLOSED POSTMARKED
                                        ENVELOPE PROMPTLY.